Exhibit 99.2

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

Except for the historical information contained or incorporated by reference herein, certain matters discussed herein, including (without limitation) statements in our Annual Report on Form 10-K for the year ended September 30, 2019 and our Quarterly Reports on Form 10-Q for the quarters ended December 31, 2019 and March 31, 2020, each of which are incorporated by reference herein, under “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” contain certain “forward-looking statements” within the meaning of the Securities Act, the Exchange Act, and the Private Securities Litigation Reform Act of 1995. Such statements relate to, among other things, income (loss), earnings, cash flows, revenue, changes in operations, operating improvements, industries in which we operate and the United States and global economies. Statements included herein that are not historical are hereby identified as “forward-looking statements” and may be indicated by words or phrases such as “anticipates,” “supports,” “plans,” “projects,” “expects,” “believes,” “should,” “would,” “could,” “hope,” “forecast,” “management is of the opinion,” “may,” “will,” “estimates,” “intends,” “explores,” “opportunities,” the negative of these expressions, use of the future tense and similar words or phrases. Such forward-looking statements are subject to inherent risks and uncertainties that could cause actual results to differ materially from those expressed in any forward-looking statements. These risks and uncertainties include, but are not limited to, those described in the “Risk Factors” section contained herein. These factors should not be construed as exhaustive and should be read with the other cautionary statements included herein. We caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate may differ materially from those made in or suggested by the forward-looking statements contained herein. In addition, even if our results of operations, financial condition and liquidity, and the development of the industry in which we operate are consistent with the forward-looking statements contained herein, those results of operations, financial condition and liquidity or developments may not be indicative of results or developments in subsequent periods.

Among the factors that may cause actual results and expectations to differ from anticipated results and expectations expressed in such forward-looking statements are the following:

•	our substantial indebtedness;

•	current economic conditions and uncertainties in the housing, credit and capital markets;

•	our ability to achieve expected savings from cost control, restructuring, integration and disposal initiatives;

•	the ability to identify and successfully consummate and integrate value-adding acquisition opportunities;

•	increasing competition and pricing pressures in the markets served by our operating companies;

•	the ability of our operating companies to expand into new geographic and product markets, and to anticipate and meet customer demands for new products and product enhancements and innovations;

•	reduced military spending by the government on projects for which our Telephonics Corporation (“Telephonics”) supplies products, including as a result of defense budget cuts or other government actions;

•	the ability of the federal government to fund and conduct its operations;

•	increases in the cost or lack of availability of raw materials such as resin, wood and steel, components or purchased finished goods, including any potential impact on costs or availability resulting from tariffs;

•	changes in customer demand or loss of a material customer at one of our operating companies;

•	the potential impact of seasonal variations and uncertain weather patterns on certain of our businesses;

•	political events that could impact the worldwide economy;

•	a downgrade in our credit ratings;

•	changes in international economic conditions including interest rate and currency exchange fluctuations;

•	the reliance by certain of our businesses on particular third party suppliers and manufacturers to meet customer demands;

•	the relative mix of products and services offered by our businesses, which impacts margins and operating efficiencies;

•	short-term capacity constraints or prolonged excess capacity;
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•	unforeseen developments in contingencies, such as litigation, regulatory and environmental matters;

•	unfavorable results of government agency contract audits of Telephonics;

•	possible cyber or other security threats to our infrastructure;

•	our ability to adequately protect and maintain the validity of patent and other intellectual property rights;

•	the cyclical nature of the businesses of certain of our operating companies;

•	possible terrorist threats and actions, and the possible outbreak of war or other military conflict, and their impact on the global economy;

•	the impact of COVID-19 on the U.S. and global economy, including business disruptions, reductions in employment and an increase in business and operating facility failures, specifically among our customers and suppliers;

•	our ability to service and refinance our debt; and

•	the impact of recent and future legislative and regulatory changes, including, without limitation, the Tax Cuts and Jobs Act.

Readers are cautioned not to place undue reliance on these forward-looking statements. These forward-looking statements speak only as of the date made. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

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MEMORANDUM SUMMARY

The following is a brief summary of our business and the proposed offering of notes, but it is not complete and does not contain all of the information that you should consider before making your investment decision. Unless otherwise indicated or the context otherwise requires, references to (i) “Griffon” refer to solely to Griffon Corporation, not its subsidiaries; and (ii) “we,” “our,” “the Company” and “us” refer to Griffon Corporation and its subsidiaries on a consolidated basis.

Our Company

We own and operate, and seek to acquire, businesses in multiple industries and geographic markets. Our objective is to maintain leading positions in the markets we serve by providing innovative, branded products with superior quality and industry-leading service. We place emphasis on our iconic and well-respected brands, which helps to differentiate us and our offerings from our competitors and strengthens our relationship with our customers and those who ultimately use our products.

Through operating a diverse portfolio of businesses, we expect to reduce variability caused by external factors such as market cyclicality, seasonality, and weather. We achieve diversity by providing various product offerings and brands through multiple sales and distribution channels, and conducting business across multiple countries which we consider our home markets.

Griffon oversees the operations of its subsidiaries, allocates resources among them and manages their capital structures. Griffon provides direction and assistance to its subsidiaries in connection with acquisition and growth opportunities as well as in connection with divestitures. As long-term investors, having substantial experience in a variety of industries, our intent is to continue the growth and strengthening of our existing businesses, and to diversify further through investments in our businesses and through acquisitions.

As described in greater detail below, over the past three years, we have undertaken a series of transformative transactions. This past year we integrated our most significant acquisitions into our wholly owned subsidiaries, The AMES Companies, Inc. (“AMES”) and Clopay Corporation (“Clopay”), expanding the scope of both AMES and Clopay. In particular, CornellCookson has been integrated into Clopay, so that our leading company in residential garage doors and sectional commercial doors now includes a leading manufacturer of rolling steel doors and grille products. ClosetMaid was combined with AMES, and we established an integrated headquarters for AMES in Orlando, Florida. AMES is now positioned to fulfill its mission of Bringing Brands Together™ with the leading brands in home and garage organization, outdoor décor, and lawn, garden and cleaning tools. As a result of the expanded scope of the AMES and Clopay businesses, we now report each as a separate segment. Clopay remains in the Home and Building Products (“HBP”) segment and AMES now constitutes our new Consumer and Professional Products (“CPP”) segment.

For the twelve months ended March 31, 2020, we had Revenue of $2.3 billion and Segment Adjusted EBITDA of $262.6 million. For a reconciliation of the non-GAAP financial measures presented herein to the most comparable GAAP measures, see “Reconciliation of Non-GAAP Financial Measures” below.

Recent Developments

In March 2020, the World Health Organization declared the outbreak of COVID-19 a pandemic, which continues to spread throughout the U.S. and the world. The impact from the rapidly changing U.S. and global market and economic conditions due to the COVID-19 outbreak is uncertain, with disruptions to the businesses of our customers and suppliers, which in turn is likely to impact our business and consolidated results of operations and financial condition in the future. While we have not incurred significant disruptions to our manufacturing or to our supply chain thus far from the COVID-19 outbreak, we are unable to accurately predict the impact COVID-19 will have due to numerous uncertainties, including the severity of the disease, the duration of the outbreak, actions that may be taken by governmental authorities, the impact on our customers’ and suppliers’ businesses and other factors. We will continue to evaluate the nature and extent of the impact to our business, consolidated results of operations, and financial condition.

Our first priority is the health and safety of our employees, our customers and their families. As of the date of this filing, all North American and Australian operating locations have been deemed essential and are fully operational. In March, the AMES UK, Ireland and New Zealand facilities entered into a furlough and have since resumed operations. All of Griffon’s facilities have implemented a variety of new policies and procedures, including additional cleaning, social distancing, staggered shifts, temperature checks and prohibiting or significantly restricting on-site visitors and travel, to minimize the risk to our employees of contracting COVID-19.

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Since the end of the second quarter of fiscal 2020 and through the date of this filing, our CPP North American and Australian sales continue to be at normal levels; HBP commercial sectional and rolling steel sales have continued at normal levels; HBP residential sectional garage door orders were negatively impacted in April by approximately 18%, but have recovered to normal levels in May; and sales in our Defense Electronics segment have not been significantly impacted. Our supply chains have generally not experienced significant disruption, and at this time we do not anticipate any such material disruption in the near term. Many U.S. states have issued executive orders requiring all workers to remain at home unless their work is critical, essential, or life-sustaining. We believe that, based on the various standards published to date, the work our employees are performing are either critical, essential and/or life-sustaining for the following reasons: 1) Defense Electronics is a defense and national security-related operation supporting the U.S. Government, with a portion of its business being directly with the U.S. Government; 2) HBP residential and commercial garage doors, rolling steel doors and related products (a) provide protection and support for the efficient and safe movement of people, goods, and equipment in and out of residential and commercial facilities, (b) help prevent fires from spreading from one location to another, and (c) protect warehouses and homes, and their contents, from damage caused by strong weather events such as hurricanes and tornadoes; and 3) CPP tools and storage products provide critical support for the national infrastructure including construction, maintenance and manufacturing and is part of the essential supply base to many of its largest customers including Home Depot, Lowe’s and Menards. Our AMES Canadian and Australia facilities are operational, as they meet the applicable standards in their respective countries; and our AMES China facility is operating as well.

Griffon believes it has adequate liquidity to invest in its existing businesses and execute its business plan, while managing its capital structure on both a short-term and long-term basis. In January 2020, Griffon increased total borrowing capacity under its revolving credit facility (“Credit Agreement”) by $50.0 million, to $400.0 million (of which $195.1 million was available at March 31, 2020), and extended maturity of the facility to 2025. In addition, the Credit Agreement has a $100.0 million accordion feature (subject to lender consent). In February 2020, Griffon refinanced $850.0 million of its $1.0 billion of 2022 Notes with the Existing Notes. While the first half of Griffon’s fiscal year is typically a net cash usage period, April typically begins Griffon’s period of strong cash generation, which usually continues through the end of the fiscal year. We will continue to actively monitor the situation and may take further actions that impact our business operations as may be required by federal, state or local authorities or that we determine are in the best interests of our employees, customers, suppliers and shareholders. While we are unable to determine or predict the nature, duration or scope of the overall impact the COVID-19 pandemic will have on our business, results of operations, liquidity or capital resources, we believe it is important to discuss where our company stands today, how our response to COVID-19 is progressing and how our operations and financial condition may change as the fight against COVID-19 progresses. See “Risk Factors—The COVID-19 outbreak could adversely impact our results of operations.”

Summary of Transactions

Concurrent Redemption

We intend to issue a notice of redemption to redeem $150 million of our 2022 Notes, which represents the total amount of our 2022 Notes that are currently outstanding, at a redemption price of 100.000%, plus accrued and unpaid interest, which would be subject to a financing condition. This exhibit does not constitute a notice of redemption.

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Reconciliation of Non-GAAP Financial Measures

The following table reconciles our calculations of Adjusted EBITDA to income before taxes from continuing operations for the twelve months ended March 31, 2020.

Twelve Months Ended 3/31/2020
(numbers in thousands)
Revenue
Commercial and Professional Products	$1,012,390
Home & Building Products	914,756
Defense Electronics	336,776
Total	2,263,922

Segment adjusted EBITDA:
Commercial and Professional Products	88,449
Home and Building Products	140,065
Defense Electronics	34,106
Total Segment adjusted EBITDA from continuing operations	262,620
Unallocated amounts, excluding depreciation	(47,719)
Add: Stock and ESOP-based compensation	16,716
Adjusted EBITDA	231,617
Net interest (expense) income	(66,135)
Depreciation and amortization	(62,815)
Stock-based compensation	(16,716)
Loss from debt extinguishment	(6,690)
Acquisition costs	(1,314)
Restructuring charges	(9,538)
Income before taxes from continuing operations	$68,409
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Summary Historical Consolidated Financial Data

The following table presents our summary historical consolidated financial data as of and for the periods presented. The summary historical financial data for the years ended September 30, 2019, 2018 and 2017 have been derived from our audited consolidated financial statements, which are incorporated herein by reference. The summary financial data for the six months ended March 31, 2020 and 2019 were derived from our unaudited consolidated financial statements, which are incorporated herein by reference. The summary unaudited financial data for the twelve months ended March 31, 2020 has been derived by adding our operating results and cash flow for our fiscal year ended September 30, 2019 and for the six months period ended March 31, 2020 and deducting such financial data for the six months ended March 31, 2019. Historical results are not necessarily indicative of the results to be expected in the future. In addition, our results for the six months ended March 31, 2020 are not necessarily indicative of results expected for the full year ending September 30, 2020. The unaudited financial statements have been prepared on the same basis as the audited financial statements and include, in the opinion of our management, all normal recurring adjustments necessary for a fair presentation of the information set forth herein.

The financial data set forth below should be read in conjunction with, and are qualified by reference to, “Item 7—Management’s Discussion and Analysis of Financial Condition and Results of Operations,” our audited consolidated financial statements and the related notes to those financial statements, all included in our Annual Report on Form 10-K for the fiscal year 2019, which is incorporated by reference herein, and “Item 2—Management’s Discussion and Analysis of Financial Condition and Resolutions of Operations,” our unaudited consolidated financial statements and the related notes to those financial statements, all included in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, which is incorporated by reference herein.

				Six Months Ended March 31,		Twelve Months Ended March 31,
	2017(1)	2018(2)	2019(3)	2019	2020(4)	2020
	(in thousands)
Operating Results Data:
Revenue	$1,524,997	$1,977,918	$2,209,289	$1,060,155	$1,114,788	$2,263,922
Cost of goods and services.	1,116,871	1,448,737	1,614,020	779,605	812,835	1,647,250
Gross profit	408,126	529,181	595,269	280,550	301,953	616,672
Selling, general administrative expenses	341,092	436,380	460,004	225,537	244,265	478,732
Income from operations	67,034	92,801	135,265	55,013	57,688	137,940
Other income (expense)
Interest expense	(51,513)	(65,568)	(68,066)	(34,046)	(33,082)	(67,102)
Interest income.	64	1,697	806	410	571	967
Loss from debt extinguishment, net	—	—	—	—	(6,690)	(6,690)
Other, net	1,113	4,880	4,173	2,272	1,393	3,294
Total other income (expense)	(50,336)	(58,991)	(63,087)	(31,364)	(37,808)	(69,531)
Income (loss) before income taxes	16,698	33,810	72,178	23,649	19,880	68,409
Provision (benefit) for income taxes	(1,085)	555	26,556	8,406	8,373	26,523
Income (loss) from continuing operations	17,783	33,255	45,622	15,243	11,507	41,886
Discontinued operations
Income (loss) from operations of discontinued businesses	22,276	119,981	(11,050)	(11,000)	—	(50)
Provision (benefit) for income taxes	25,147	27,558	(2,715)	(3,354)	—	639
Income (loss) from discontinued operations.	(2,871)	92,423	(8,335)	(7,646)	—	(689)
Net income.	$14,912	$125,678	$37,287	$7,597	$11,507	$41,197

Cash Flow Data:
Net cash provided by (used in)—continuing operations
Operating activities—continuing operations	$49,151	$58,192	$113,958	$(55,006)	$(60,843)	$108,121
Investing activities—continuing	$(71,337)	$2,574	$(74,553)	$(37,328)	$(32,760)	$(69,985)
Financing activities—continuing	$(700)	$39,065	$(34,976)	$84,059	$94,351	$(24,684)

				At March 31		At March 31,
	2017	2018	2019	2019	2020	2020
	(in thousands)
Balance Sheet Data:
Cash and equivalents	$47,681	$69,758	$72,377	$57,979	$69,024	$69,024
Property, plant and equipment, net	232,135	342,492	337,326	332,852	335,820	335,820
Total assets	1,873,541	2,084,890	2,074,939	2,143,908	2,318,747	2,318,747
Total debt, net	979,158	1,121,082	1,104,274	1,217,002	1,225,696	1,225,696
Total liabilities	1,474,733	1,610,499	1,597,176	1,669,624	1,842,293	1,842,293
Total shareholders’ equity	398,808	474,391	477,763	474,284	476,454	476,454
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				Six Months Ended March 31,		Twelve Months Ended March 31,
	2017	2018	2019	2019	2020	2020
	(in thousands)
Other Financial Data:
Capital expenditures	$34,937	$50,138	$45,361	$17,418	$22,519	$50,462
Depreciation and amortization	47,878	55,803	61,848	30,577	31,544	62,815
Adjusted EBITDA(6)	194,377	191,117	214,409	94,217	111,425	231,617

(1)	2017 includes $9,617 of acquisition related costs ($6,145, net of tax), $5,137 of contract settlement charges ($3,300, net of tax) and discrete tax benefits, net, of $8,274.
(2)	2018 includes $7,597 of acquisition related costs ($5,047, net of tax), special dividend ESOP charges of $3,220 ($2,125, net of tax), $1,205 of secondary equity offering costs ($795, net of tax), a cost of life insurance benefit of $2,614 ($248, net of tax) and discrete and certain other tax benefits, net, of $9,384.
(3)	2019 includes a benefit from the reversal of contingent consideration related to the Kelkay acquisition of $1,646 ($1,333, net of tax) and discrete and certain other tax provisions, net, of $2,035.
(4)	FY Q2 YTD 2020 includes $9,538 of restructuring charges ($7,153, net of tax), $2,960 of acquisition costs ($2,321, net of tax), $6,690 loss from debt extinguishment ($5,245, net of tax) and discrete and certain other tax benefits, net, of $580.
(5)	EBITDA is a non-GAAP measurement that consists of income from continuing operations plus the sum of provision (benefit) for income taxes, interest expense (net of interest income) and depreciation and amortization. The reconciliation from income from continuing operations to EBITDA is as follows:

				Six Months Ended March 31,		Twelve Months Ended March 31,
	2017	2018	2019	2019	2020	2020
	(in thousands)
Income from continuing operations	$17,783	$33,255	$45,622	$15,243	$11,507	$41,886
Add / (deduct):
Provision (benefit) for income taxes	(1,085)	555	26,556	8,406	8,373	26,523
Interest expense, net	51,449	63,871	67,260	33,636	32,511	66,135
Depreciation and Amortization	47,878	55,803	61,848	30,577	31,544	62,815
EBITDA(5)	116,025	153,484	201,286	87,862	83,935	197,359

(6)	Adjusted EBITDA is a non-GAAP measurement that consists of EBITDA plus the sum of acquisition related costs, contract settlement charges, special dividend ESOP charges, secondary equity offering costs and cost of life insurance benefit and stock compensation. The reconciliation from EBITDA to Adjusted EBITDA is as follows:

				Six Months Ended March 31,		Twelve Months Ended March 31,
	2017	2018	2019	2019	2020	2020
	(in thousands)
EBITDA	$116,025	$153,484	$201,286	$87,862	$83,935	$197,359
Add / (deduct):
Restructuring and other related charges	—	—	—	—	9,538	9,538
Acquisition related costs	9,617	7,597	(1,646)	—	2,960	1,314
Loss from Debt extinguishment	—	—	—	—	6,690	6,690
Contract settlement charges	5,137	—	—	—	—	—
Special dividend ESOP charges	—	3,220	—	—	—	—
Secondary equity offering costs	—	1,205	—	—	—	—
Cost of life insurance benefit	—	2,614	—	—	—	—
Stock and ESOP based Compensation	8,090	10,078	14,769	6,355	8,302	16,716
Discontinued operations	55,508	—	—	—	—	—
Acquisition pro forma adjustments	—	12,919	—	—	—	—
Adjusted EBITDA(6)	$194,377	$191,117	$214,409	$94,217	$111,425	$231,617

EBITDA and Adjusted EBITDA are provided for illustrative and informational purposes only and do not purport to represent, and should not be viewed as indicative of, our actual or future financial condition or results of operations. EBITDA and Adjusted EBITDA do not represent and should not be considered as alternatives to net income (loss), operating income (loss), net cash provided by (used in) operating activities or any other measure of operating performance or liquidity that is calculated in accordance with U.S. generally accepted accounting principles. EBITDA

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and Adjusted EBITDA information has been included herein because we believe that certain analysts, rating agencies and investors may use it as supplemental information to evaluate a company’s ability to service its indebtedness and overall operating performance over time. However, EBITDA and Adjusted EBITDA have material limitations as analytical tools and should not be considered in isolation, or as substitutes for analysis of our results as reported under U.S. generally accepted accounting principles. A limitation associated with EBITDA and Adjusted EBITDA is that they do not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenue in our business. Any measure that eliminates components of our capital structure and costs associated with carrying significant amounts of assets on its balance sheet has material limitations as a performance measure. Management evaluates the costs of such tangible and intangible assets through other financial measures such as capital expenditures. In addition, in evaluating EBITDA and Adjusted EBITDA, you should be aware that the adjustments may vary from period to period and in the future we will incur expenses such as those used in calculating these measures. Furthermore, EBITDA and Adjusted EBITDA, as calculated by us, may not be comparable to calculations of similarly titled measures by other companies. In light of the foregoing limitations, we do not rely solely on EBITDA and Adjusted EBITDA as performance measures but also consider its results as calculated in accordance with U.S. generally accepted accounting principles.

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RISK FACTORS

The COVID-19 outbreak could adversely impact our results of operations.

The future impact of the COVID-19 outbreak and the spread of the pathogen on a global basis could adversely affect our business in a number of respects, although the extent, nature and timing of such impact cannot be predicted at this time. The COVID-19 outbreak has led countries around the world, as well as most states in the U.S., to implement restrictions relating to the operation of almost all types of businesses. Within the U.S., the standards vary from state to state, but typically require all but “critical”, “essential” or “life-sustaining” businesses to close all offices and facilities. We believe, based on the various standards published to date, that our businesses meet the requisite standard in all U.S states. We also believe that our businesses meet the applicable standards to remain open in Canada and Australia. As of the date of this filing, all of our manufacturing and distribution facilities in the U.S., Canada, Australia and China are operating, although some of them are operating at reduced capacity as a result of enacting procedures designed to prevent the spread of the virus such as social distancing and staggered shifts. The AMES manufacturing plant in Reynosa, Mexico, as well as AMES’ facilities in the UK, Ireland and New Zealand, had entered into a furlough but have resumed operations. However, changing standards regarding what type of facilities are permitted to remain open, as well as evolving interpretations of existing standards, in both the United States and around the globe, could result in additional closures of Griffon facilities.

To date, our supply chain has not experienced significant disruptions, and at this time we do not anticipate any such significant disruptions in the near term. However, our suppliers could be required by government authorities to temporarily cease operations in accordance with the various restrictions discussed above; might be limited in their production capacity due to complying with restrictions relating to the operation of businesses during the COVID-19 pandemic; or could suffer their own supply chain disruptions, impacting their ability to continue to supply us with the quantity of materials required by us.

If as a result of the COVID-19 outbreak governments take additional protective actions, or extend the time period for existing protective actions, it may have a material adverse impact on Griffon’s business and operating results. This could include additional closures of our facilities; the extension of the term of closure for those of our facilities that are currently closed; or the closure of the facilities of our customers, suppliers, or other vendors in our supply chain. Any disruption of our supply chain or the businesses of our customers could adversely impact our business and results of operations. In addition, the widespread public health crisis caused by the COVID-19 outbreak has adversely impacted the economies and financial markets worldwide, resulting in an economic downturn that has adversely impacted many businesses, including ours. The extent and duration of the impact on the global economy and financial markets from the COVID-19 is difficult to predict, and the extent to which the COVID-19 outbreak will negatively affect us and the duration of any potential business disruption is uncertain. The impact to our results will depend to a large extent on future developments and new information that may emerge regarding the duration and severity of the COVID-19 outbreak and the actions taken by authorities and other entities to contain the COVID-19 outbreak or treat its impact, and the impact of such actions, all of which are beyond our control. These potential impacts, while uncertain, could adversely affect our operating results. To the extent the COVID-19 outbreak adversely affects our business, operations, financial condition and operating results, it may also have the effect of heightening many of the other risks described in this “Risk Factors” section (including those described in Griffon’s Annual Report on Form 10-K for the year ended September 30, 2019 and subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference herein), such as those relating to our high level of indebtedness, our need to generate sufficient cash flows to service our indebtedness, and our ability to comply with the covenants contained in the agreements that govern our indebtedness.

USE OF PROCEEDS

We intend to use the net proceeds of the proposed offering of notes, together with cash on hand, to (i) redeem $150 million of our 2022 Notes, which represents all of our outstanding 2022 Notes, and (ii) pay certain related fees and expenses, including accrued interest on the 2022 Notes.

Certain of the Initial Purchasers or their affiliates may hold a portion the 2022 Notes and, as such, may receive a portion of the proceeds of the proposed offering of notes.

The following table sets forth the estimated sources and uses of funds (assuming the offering of the New Notes closed on March 31, 2020):

(Dollars in millions) Sources of Funds:
New Notes offered hereby	$150.0
Cash on hand	$5.0

Total Sources	$155.0

Uses of Funds:
Redemption of 2022 Notes	$150.0
Estimated fees, expenses & accrued interest	$5.0

Total Uses	$155.0

CAPITALIZATION

The following table sets forth our cash and capitalization as of March 31, 2020:

•	on an actual basis; and

•	on an as adjusted basis to give effect to the New Notes offered hereby and the use of the net proceeds therefrom.

The historical data in the table are derived from, and should be read in conjunction with “Use of Proceeds,” “Summary—Summary Historical Consolidated Financial Data of Griffon Corporation,” and the other documents and consolidated financial statements and the related notes thereto incorporated herein by reference or attached hereto.

	Actual	As Adjusted
	(Dollars in millions)
Cash and Cash Equivalents	$69.0	$64.0

Debt:
Revolving Credit Facility(1)	$183.5	$183.5
Existing Notes Due 2028	850.0	850.0
Existing Notes Due 2022	150.0	—
New Notes Offered Hereby(2)	—	150.0
Other Debt(3)	59.0	59.0
Total Debt	$1,242.5	$1,242.5
Total Equity	476.5	471.5
Total Capitalization	$1,719.0	$1,714.0

(1)	As of March 31, 2020, we had $195.1 million of availability under the revolving credit facility (net of $183.5 million in outstanding borrowings and $21.4 million in outstanding standby letters of credit).
(2)	Assumes New Notes issued at par.
(3)	Amount consists of outstanding amounts under our capital leases, foreign lines of credit and term loans and other long-term debt.